Exhibit 3.180

CERTIFICATE OF INCORPORATION

OF

LRE, INC.

We, the undersigned, in order to form a corporation pursuant to the provisions of the General Corporation Law of Delaware, do hereby certify as follows:

1.      The name of the corporation is LRE, Inc.

2.      The address of the corporation’s registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle, and the name of the registered agent thereat is The Corporation Trust Company.

3.      The nature of the business of the corporation and the purposes to be conducted or promoted by it are as follows:

(a)    to design, manufacture, assemble, sell, lease, license, distribute, import, export and otherwise deal in and with all kinds of controls, switches, relays, transmission, receiving and recording equipment and devices, data processing and other computing equipment, metering and measuring devices, and generally any and all kinds of electronic instruments, equipment and devices and parts and components thereof;

(b)    to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware;

(c)    to acquire all or any part of the stock or other securities, goodwill, rights, property or assets of any kind and to undertake or assume all or any part of the obligations or liabilities of any corporation, association, partnership, syndicate, entity, or person located in or organized under the laws of any state, territory or possession of the United States of America or any foreign country, and to pay for the same in cash, stock, bonds, debentures, notes and/or other securities, secured or unsecured, of this or any other corporation or otherwise, in any manner permitted by law, and to conduct in any lawful manner the whole or any part of any business so acquired.

In addition to the general powers conferred by the laws of Delaware and the purposes hereinbefore set forth, the corporation shall also have the following powers:

(d)    to issue any of the shares of its capital stock of any class now or hereafter authorized for such considerations permitted by law and upon such terms and conditions as to the Board of Directors may seem proper in its absolute discretion, and the stock so issued shall be fully paid and not liable to any further call or payment thereof; in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the property or other consideration received for the shares of capital stock shall be conclusive;

(e)    to borrow money, make, issue and sell, pledge or otherwise dispose of checks, drafts, bills of exchange, documents of title, bonds, debentures, notes and other evidences of indebtedness of all kinds, whether unsecured or secured by mortgage, pledge or otherwise of any or all of the assets of the corporation, and without limit as to amount; and generally to mortgage, pledge or sell any stock or other securities or other property held by it for any of its purposes, all on such terms and conditions as the Board of Directors shall determine or authorize.

4.      The total number of shares of all classes of stock which the corporation is authorized to issue is 9,000 shares of common stock, having a par value of $.10 per share.

5.      The names and places of residence of each of the incorporators are as follows:

Name	Residence
Kenneth N. LaVine	70-03 Harrow Street Forest Hills, N.Y. 11375

John N. Marden	49 Walbrooke Road Scarsdale, N.Y. 10583

6.      The number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than the minimum number authorized by the laws of Delaware. Directors need not be stockholders. The election of directors need not be by ballot.

7.      The Board of Directors shall have the power: (i) to make, alter or amend the By-laws, subject only to such limitations, if any, as the By-laws of the corporation may from time to time impose; (ii) from time to time to fix and determine and to vary the amount to be reserved as working capital of the corporation, and, before the payment of any dividends or making any distribution or profits, to set aside out of the surplus or net profits of the corporation such sum or sums as the Board may from time to time in its absolute discretion think proper either as additional working capital or as a reserve fund to meet contingencies, or for the repairing or maintaining of any property of the corporation, or for such other corporate purposes as the Board of Directors shall think conducive to the interests of the corporation, subject only to such limitation, if any, as the By-laws of the corporation may from time to time impose; (iii) from time to time, to the extent, now or hereafter permitted by the laws of Delaware, to sell, lease, exchange or otherwise dispose of any part of the property and assets of the corporation which the Board of Directors deems it expedient and for the best interests of the corporation to dispose of, or disadvantageous to continue to own, without assent of the stockholders ty vote or otherwise; (iv) to issue or cause to be issued from time to time all or any part of the authorized capital stock of the corporation on such terms and for such consideration as the Board may determine in its discretion without obtaining the approval of the holders of any of the then outstanding capital stock; (v) pursuant to the written consent of the holders of a majority of the shares of stock issued and outstanding having voting power, or pursuant to the affirmative vote of the holders of a majority of the shares of stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, to sell, lease, exchange, or otherwise dispose of all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the corporation; (vi) from time to time to authorize the corporation to borrow money or to pledge the credit of the corporation by guaranty or otherwise, and to issue, sell, pledge, or otherwise deliver or dispose of stock of this or any other corporation, bonds, debentures, notes or other evidences of indebtedness, whether unsecured or secured by mortgage, pledge or other lien of any or all of the assets of the corporation, all on such terms and conditions as the Board of Directors may determine or authorize in its discretion without obtaining the approval of any of the holders of any of the then outstanding, capital stock of the corporation; and (vii) to exercise any and all other powers conferred by law or by this certificate or which may be conferred upon the Board of Directors by the corporation through appropriate By-law provisions or otherwise.

8.    The Board of Directors, by resolution or resolutions duly adopted by it, may designate one or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution or resolutions or in the By-laws of the corporation, but subject to any limitations specifically imposed by the laws of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.

9.    No contract, act or transaction of the corporation with any person, firm or corporation shall be affected or invalidated by reason of the fact that any director or officer of the corporation is a party to or is interested in such contract, act or transaction, or in any way connected with such person, firm or corporation, provided that such interest or connection shall have been disclosed or known to the corporation. Any director of the corporation having any such interest or connection may, nevertheless, be counted in determining the existence of a quorum at any meeting of the Board or a committee which shall authorize any such contract, act or transaction and may vote thereon with full force and effect. No such officer or director nor any such person, firm or corporation in or with which such director or officer is connected shall be liable to account to the corporation for any profit realized from or through any such contract, act or transaction.

10.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment thereto in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders hereunder are granted subject to this reservation,

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 12th day of October, 1973.

/s/ Kenneth N.LaVine	(L.S.)

/s/ John N. Marden	(L.S.)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LRE, INC.

LRE, Inc., a Delaware corporation (hereinafter called the “Corporation”) hereby certifies:

1.      At a Meeting of the Board of Directors of the Corporation duly held and convened, resolutions were duly adopted setting forth the following proposed Amendments to the Certificate of Incorporation of the Corporation and declaring the amendments advisable and recommending them to the stockholders for their approval:

RESOLVED that Article 1 of the Certificate of Incorporation be amended to read as follows:

“1.    The name of the Corporation is “Leach International Incorporated”; and be it further

RESOLVED that Article 4 of the Certificate of Incorporation be amended to read as follows:

“4.    The total number of shares of all classes of stock which the Corporation is authorized to issue is 6,000,000 shares; of which 1,000,000 shares, having a par value of $0.01 per share, will be Preferred Stock and 5,000,000 shares having a par value of $0.10 per share, will be Common Stock.

The designations and the power, preferences and rights and the qualifications, limitations or restrictions in respect of the shares of each Class of Stock will be as follows:

voting power for all purposes and the holders of the Preferred Stock shall have no voting rights or voice whatsoever in the affairs or management of the Corporation or the right to notice of any meeting of stockholders, except as may be set forth in the resolution or resolutions of the Board of Directors referred to in

Section 4(b) below, or as specifically required by law. The amount of the authorized Preferred Stock may be increased or decreased solely by the affirmative vote of a majority of the outstanding shares of Common Stock.

On all matters to be voted or acted upon by the Stockholders, each holder of the Common Stock will be entitled to one vote for each share of such stock held of record in the holders name on the books of the Corporation at the time determined according to law.

(b) Terms of Preferred Stock. Except as otherwise provided herein or by law, the Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.”

2.    Thereafter, the holder of a majority of the outstanding stock of· the Corporation having a right to vote consented in writing to the aforesaid Amendment pursuant to Section 228 of the General Corporation Law of Delaware, and prompt written notice was given to the stockholders who did not consent in writing to the action taken as provided in Section 228 of the General Corporation Law of Delaware.

3.    The aforesaid amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of Delaware.

4.    The capital of the Corporation will not be reduced under or by reason of the aforesaid amendment.

IN WITNESS WHEREOF, LRE, Inc. has caused this Certificate to be duly executed by its President and attested by its Secretary thereunto duly authorized this 28th day of September, 1992.

LRE, INC.

By:	/s/ authorized signatory
President

ATTEST:

/s/ authorized signatory
Secretary

CERTIFICATE OF CORRECTION

OF CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

LEACH INTERNATIONAL INCORPORATED

It is hereby certified that:

1.      The name of the Corporation (hereinafter referred to as the “Corporation”) is Leach International Incorporated. The Corporation was formerly known as LRE, Inc.

2.      The Certificate of Amendment to the Certificate of Incorporation of the Corporation which was filed by the Secretary of State of Delaware on September 28, 1992 is hereby corrected.

3.      The inaccuracy to be corrected in the Certificate of Amendment is as follows:

The first sentence in (a) of Article 4, as amended, was incorrect in that the words “(a) Voting Rights. The holders of the Common Stock shall have the exclusive” were inadvertently omitted.

4.      The portion of the Certificate of Amendment in corrected form is as follows:

(a)    Voting Rights. The holders of the Common Stock shall have the exclusive voting power for all purposes and the holders of the Preferred Stock shall have no voting rights or voice what-soever in the affairs or management of the Corporation or the right to notice of any meeting of stockholders, except as may be set forth in the resolution or resolutions of the Board of Directors referred to in Section 4(b) below, or as specifically required by law.

Signed and attested to on February 26, 1993.

/s/ authorized signatory President

ATTEST:

/s/ authorized signatory
Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LEACH INTERNATIONAL INCORPORATED

Under Section 242 of the Delaware

General Corporation Law

We, the undersigned, Maurice D. Fuller and David R. Lindskog, being respectively President and secretary of Leach International Incorporated (the “Corporation”), hereby certify:

FIRST:    The name of the Corporation is Leach International Incorporated.

SECOND:    The Certificate of Incorporation of the Corporation was filed with the secretary of State of the State of Delaware on October 15, 1973.

THIRD:    Article 4 of the Certificate of Incorporation of the Corporation is amended to read as follows:

4.	The total number of shares of all classes of stock which the Corporation is authorized to issue is two million (2,000,000) shares of common stock having a par value of $0.10 per share.

FOURTH:    The following material is hereby inserted after Article 10 of the Certificate of Incorporation of the Corporation:

11.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law as the same exists or hereafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then, in addition to the limitation on personal liability provided herein, the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal of modification of this paragraph by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

FIFTH:    The aforesaid changes to the Certificate of Incorporation were authorized by resolutions of the directors of the Corporation adopted at a meeting of the directors held on January 25, 1994, followed by the written and written notice has been given as provided in that section.

Signed and attested to on this 28th day of January, 1994.

/s/ Maurice D. Fuller Maurice D. Fuller
President

ATTEST:

/s/ David R. Lindskog
David R. Lindskog
Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LEACH INTERNATIONAL INCORPORATED

Leach International Incorporated (hereinafter called the “Corporation”) hereby certifies:

1.    At a meeting of the Board of Directors of the Corporation duly held and convened, resolutions were duly adopted setting forth the following proposed amendments to the Certificate of Incorporation of the Corporation and declaring the amendments advisable and recommending them to the stockholders for their approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article 1 thereof so that said Article shall be and read as follows:

“The name of the Corporation is: Leach Holding Corporation”;

2.    Thereafter, the·holders of a majority of the outstanding stock of the Corporation having a right to vote consented in writing to the aforesaid amendment pursuant to Section 228 of the General corporation Law of Delaware, and prompt written notice was given to the Stockholders who did not consent in writing to the action taken as provided in Section 228 of the General Corporation Law of Delaware.

3.    The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, Leach International Incorporated has caused this Certificate to be duly executed by a Vice President and attested by its Secretary thereunto duly authorized this 17th day of March, 1995.

Leach International Incorporated

By:	/s/ authorized signatory
Vice President

ATTEST:

/s/ authorized signatory
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is LEACH HOLDING CORPORATION.

2.    The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3.    The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 9, 1999.

David R Lindskog
David R. Lindskog, Sr. V.P.

CERTIFICATE OF MERGER OF

LEACH HOLDING CORPORATION

AND

ESTERLINE ACQUISITION SUB, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the Stale of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations participating in the merger is as follows:

Name	State of Incorporation
Leach Holding Corporation	Delaware

Esterline Acquisition Sub, Inc.	Delaware

SECOND: That an agreement and plan of merger (the “Agreement and Plan of Merger”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Leach Holding Corporation.

FOURTH: That the Certificate of Incorporation of Leach Holding Corporation shall amended and restated as in attached Exhibit A.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is c/o Esterline Technologies Corporation, 500 – 108th Avenue NE, Ste. 1500, Bellevue, Washington, 98004.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective as of August 27, 2004, at 11:59 p.m. EDT.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on this 27th day of August, 2004.

Leach Holding Corporation

//s//
Robert D. George
President

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

LEACH HOLDING CORPORATION

ARTICLE 1. NAME

The name of this corporation is Leach Holding Corporation.

ARTICLE 2. REGISTERED OFFICE AND AGENT

The address of the registered office of this corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3. PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4. SHARES

The total authorized stock of this corporation shall consist of 3,000 shares of common stock having a par value of $.001 per share.

ARTICLE 5. DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 6. ELECTION OF DIRECTORS

Written ballots are not required in the election of Directors.

ARTICLE 7. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this corporation.

ARTICLE 8. NO PREEMPTIVE RIGHTS

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 9. NO CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 10. AMENDMENTS TO CERTIFICATE OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 12. ACTION BY STOCKHOLDERS WITHOUT A MEETING

Any action that could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.